As filed with the Securities and Exchange Commission on June 21, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 650

Golden, Colorado 80401

(Address of Principal Executive Offices)

Golden Minerals Company 2023 Equity Incentive Plan

(Full title of the plan)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Julie Z. Weedman

Sr. Vice President and Chief Financial Officer

Golden Minerals Company

350 Indiana Street, Suite 650

Golden, Colorado 80401

Telephone: (303) 839-5060
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to: Brian Boonstra Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: (303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	⌧	Smaller reporting company	⌧
		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

Explanatory Note

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,040,000 shares of common stock, par value $0.01 per share, of the Company, which are reserved for issuance under the Golden Minerals Company 2023 Equity Incentive Plan (the “Plan”).

The Company previously filed a Registration Statement on Form S-8 on June 30, 2023 (Registration No. 333-273082) registering 360,000 shares of the Company’s common stock for issuance under the Plan (the “Prior Registration Statement”).  In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents thereof.

As used in this Registration Statement, the term “Company” or “Registrant” refers to Golden Minerals Company and its subsidiaries.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Those documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference as of their date of filing with the Commission:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on March 19, 2024 (the “Annual Report”);
(b)	The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from the Company’s Definitive Proxy Statement on Schedule 14A filed March 28, 2024;
(c)	The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, as filed with the Commission on May 14, 2024;
(d)	The Company’s Current Reports on Form 8-K, as filed with the Commission on March 27, 2024, May 3, 2024 and May 14, 2024 and June 20, 2024; and
(e)	The description of the Company’s common stock contained in Exhibit 4.1 to the Annual Report, and including any other amendment or report filed for the purpose of updating such description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Davis Graham & Stubbs LLP.
10.1	Golden Minerals Company 2023 Equity Incentive Plan (1).
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
23.2	Consent of Haynie & Company.
23.3	Consent of Armanino, LLP.
23.4	Consent of Tetra Tech, Inc.
23.5	Consent of Aaron Amoroso.
23.6	Consent of Matthew Booth.
24.1	Power of Attorney (included on signature page of this Registration Statement).
107	Filing Fee Table.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K, as filed on May 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on June 21, 2024.

GOLDEN MINERALS COMPANY

By:/s/ Pablo Castanos
Name:Pablo Castanos
Title:President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Pablo Castanos and Julie Z. Weedman, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Pablo Castanos	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2024
Pablo Castanos

/s/ Julie Z. Weedman	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2024
Julie Z. Weedman

/s/ Jeffrey G. Clevenger	Chairman of the Board of Directors	June 21, 2024
Jeffrey G. Clevenger

/s/ Deborah J. Friedman	Director	June 21, 2024
Deborah J. Friedman

/s/ Kevin R. Morano	Director	June 21, 2024
Kevin R. Morano

	Director	June 21, 2024
David H. Watkins